                                                                  EXHIBIT  4-C-6

                                                                       EXECUTION

                              HARTMARX CORPORATION

                      SIXTH AMENDMENT TO CREDIT AGREEMENT


     This SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of October 15, 1997 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION as Managing Agent and Collateral Agent for Lenders ("Managing Agent") and THE BANK OF NEW YORK and BANKAMERICA BUSINESS CREDIT, INC. as co-agents ("Co-Agents") and, for purposes of Section 3 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF, (collectively the "Guarantors"), and is made with reference to that certain Credit Agreement dated as of March 23, 1994, among Borrower, Lenders and Agent, as amended by the First Amendment to Credit Agreement dated as of August 26, 1994 among Borrower, Lenders and Agent, by the Second Amendment to Credit Agreement dated as of March 20, 1995 among Borrower, Lenders and Agent, by the Third Amendment to Credit Agreement dated as of June 30, 1995 among Borrower, Lenders, Managing Agent, Co-Agents and consented to by Guarantors, by the Fourth Amendment to Credit Agreement dated as of November 30, 1995 by and among Borrower, Lenders, Managing Agent, Co-Agents and consented to by Guarantors and by the Fifth Amendment to Credit Agreement dated as of January 30, 1996 by and among Borrower, Lenders, Managing Agent, Co-Agents and consented to by Guarantors (the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.


                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, Borrower and Lenders desire to amend the Credit Agreement as set forth below;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1
                                   AMENDMENT

1.1  Amendments to the Credit Agreement.

     A. Definitions. Section 1.1 of the Credit Agreement is amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

     "'Sixth Amendment Effective Date' means the date as of which the Sixth Amendment to this Credit Agreement becomes effective in accordance with its terms."

     B. Revolving Loans. Section 2.1A(i) of the Credit Agreement is amended by deleting clause (b) of the second paragraph thereof in its entirety and substituting the following therefor:

     "(b) Intentionally Omitted."

     C. Swing Line Loans. Section 2.1A(ii) of the Credit Agreement is amended by deleting clause (b) in the second paragraph thereof in its entirety and substituting the following therefor:

     "(b) Intentionally Omitted;"

     D. Rate of Interest. Section 2.2.A of the Credit Agreement is amended by deleting clause (i) in the second paragraph and substituting the following therefor: "(i) if an Index Rate Loan, then at the Index Rate minus the Applicable Margin per annum; or".

     Section 2.2A of the Credit Agreement is further amended by deleting the third paragraph and the fourth paragraph thereof in their entirety and substituting the following therefor:

          "The "Applicable Margin" for each Index Rate Loan and LIBOR Rate
     Loan for any fiscal quarter shall be the percentage which is set forth below for that type of Loan based upon the Consolidated Debt Service Coverage Ratio for the four consecutive fiscal quarters of Borrower ending on the last day of the most recently reported fiscal quarter of Borrower.

Consolidated Debt Service                          Applicable Margin
 Coverage Ratio                        Index Rate Loan           LIBOR Rate Loan
                                       ---------------           ---------------
--------------------------------------------------------------------------------
Less than 1.10:1.00                                  0.00%                  2.00%
--------------------------------------------------------------------------------
Greater than or equal to 1.10:1.00
 but less than 1.20:1.00                             0.00%                 1.875%
--------------------------------------------------------------------------------


Consolidated Debt Service                          Applicable Margin
 Coverage Ratio                        Index Rate Loan           LIBOR Rate Loan
                                       ---------------           ---------------
--------------------------------------------------------------------------------
Greater than or equal to 1.20:1.00
 but less than 1.50:1.00                             0.00%                  1.75%
--------------------------------------------------------------------------------
Greater than or equal to 1.50:1.00
 but less than 1.75:1.00                             0.25%                  1.50%
--------------------------------------------------------------------------------
Greater than or equal to 1.75:1.00
 but less than 2.00:1.00                             0.50%                  1.25%
--------------------------------------------------------------------------------
Greater than or equal to 2.00:1.00                   0.75%                  1.00%
--------------------------------------------------------------------------------


          The Applicable Margin shall be adjusted, to the extent required, on the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iv), such adjustment to remain in effect until the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iv); provided that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrower does not deliver any Compliance Certificate required pursuant to subsection 6.1(iv) by the date specified therefor, then (i) the Applicable Margin for Index Rate Loans shall automatically be adjusted to 0.00% and (ii) the Applicable Margin for Libor Rate Loans shall automatically be adjusted to 2.00%, in each case commencing on the date such Compliance Certificate was required to be delivered and expiring on the actual date of delivery thereof."

     E. Prepayments and Reductions in Commitments. Section 2.4A(iii)(b) is amended by deleting (i) the reference to "(1)" contained in the first sentence thereof and (ii) the reference to "and (2) to give effect to the limitations set forth in clause (b) of the second paragraph of each of subsections 2.1A(i) and (ii)" contained in the first sentence thereof.

     F. Letters of Credit. Section 3.1A is amended by deleting clause (iii) thereof in its entirety and substituting the following therefor:

     "(iii) Intentionally Omitted;".

     G. Contingent Obligations. Section 7.4(ii) of the Credit Agreement is amended by deleting clause (c) thereof and substituting the following therefor:

     "(c)(x) from the Closing Date through and including December 31, 1996, forward Currency Agreements in an aggregate notional principal amount not to exceed at any time $15,000,000 and (y) from and after January 1, 1997, forward Currency Agreements entered into solely for purposes of hedging against currency fluctuations relating to product purchases or sales and licensing revenue."

     H. Restricted Junior Payments. Section 7.5 of the Credit Agreement is amended by deleting the reference to "(A) an aggregate amount for any four consecutive fiscal quarter period ending as of the most recently reported fiscal quarter not to exceed the lesser of (1) the sum of (a) $10,000,000 plus (b) 25% of Consolidated Net Income for such period (or less 100% of consolidated net losses for such period, as the case may be) and (2) 50% of the Consolidated Net Income for such four consecutive fiscal quarter period, and (B) in any event, in an aggregate cumulative amount from the Closing Date through the Commitment Termination Date not to exceed $22,500,000" contained therein and substituting the following therefor:

       "an aggregate cumulative amount from the Sixth Amendment Effective Date through the Commitment Termination Date not to exceed $17,500,000".

     Section 7.5 of the Credit Agreement is further amended by deleting clause
(vi) thereof and substituting the following therefor:

          "(vi) in addition to transactions permitted by clause (iii) above, use cash on hand to redeem or repurchase the Senior Subordinated Notes; provided that either (x) the projected excess of the lesser of (i) the Revolving Loan Commitments or (ii) the Borrowing Base, over the Total Utilization of Revolving Loan Commitments shall be equal to or greater than $50,000,000 immediately after giving effect to such redemption or repurchase or (y) if the projected excess of the lesser of (i) the Revolving Loan Commitments or (ii) the Borrowing Base, over the Total Utilization of Revolving Loan Commitments shall be less than $50,000,000 immediately after giving effect to such redemption or repurchase, prior to such redemption or repurchase Managing Agent shall have received an Officer's Certificate of Borrower, in form and substance satisfactory to Managing Agent, demonstrating in reasonable detail and using reasonable assumptions that after giving effect to such redemption or repurchase, the projected excess of the lesser of (i) the Revolving Loan Commitments or
     (ii) the Borrowing Base, over the Total Utilization of Revolving Loan Commitments shall not be less than $25,000,000 on any day during the one-year period beginning on the date of such redemption or repurchase."

     I. Minimum Consolidated Net Worth. Section 7.6C of the Credit Agreement is deleted in its entirety.

     J. Minimum Consolidated Trade Support Ratio. Section 7.6D of the Credit Agreement is deleted in its entirety.

     K. Acquisitions. Section 7.7(vii) of the Credit Agreement is amended by deleting the last sentence thereof and substituting the following therefor:

     "For the purpose of this Section 7.7(vii), the 'Acquisition Fund Amount' as of any date shall be equal to the sum of (x) $25,000,000 plus (y) 25% of aggregate cumulative Consolidated Adjusted EBITDA (without duplication) since November 30, 1996 calculated as of the most recent complete and reported fiscal quarter of Borrower, commencing with the fiscal quarter ended February 28, 1997."

     L. Consolidated Capital Expenditures. Section 7.8 of the Credit Agreement is amended by deleting it in its entirety and substituting the following therefor:

     "7.8 Consolidated Capital Expenditures.

            Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year in an aggregate amount in excess of $25,000,000."

                                   SECTION 2
                   BORROWERS' REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 4.6 of this Amendment, each of the following is true and correct:

     (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

     (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Effective Date (as defined below) to the same extent as though made on and as of the date hereof and as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

     (c) each of Borrower and the other Credit Parties has performed all agreements on its part to be performed prior to (x) the date hereof and (y) the Effective Date, in each case as set forth in the Credit Agreement and the other Loan Documents;

     (d) each of Borrower and the Guarantors has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement;

     (e) the execution of this Amendment has been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

     (f) the execution and delivery by Borrower and the Guarantors of this Amendment does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, the Certificate of Incorporation of Borrower, the Guarantors or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.

                                   SECTION 3
                                   GUARANTORS

     Each of the Guarantors hereby consents to this Amendment and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment and is hereby ratified and confirmed.

                                   SECTION 4
                                 MISCELLANEOUS

4.1  References to and Effect on the Credit Agreement and Other Loan Documents.

     (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

4.2  Fees and Expenses.

     Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

4.3  Headings.

     Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

4.4  Applicable Law.

     THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO COMMON LAW CONFLICTS OF LAWS PRINCIPLES.

4.5  Counterparts.

     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4.6  Effectiveness.

     This Amendment shall become effective as of October 15, 1997 upon the execution of a counterpart hereof by each Lender, the Borrower and the Guarantors and receipt by Borrower and Managing Agent of written or telephone notification of such execution and authorization of delivery thereof (such date of execution by each Lender, the Borrower and the Guarantor, and receipt by Borrower and Managing Agent of such written or telephone notification, being the "Effective Date").

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                BORROWER:

                                HARTMARX CORPORATION

                                By: /S/ Glenn R. Morgan
                                   -----------------------------------
                                   Glenn R. Morgan
                                   Executive Vice President and
                                   Chief Financial Officer



                                GUARANTORS:


                                AMERICAN APPAREL BRANDS, INC.
                                ANNISTON SPORTSWEAR CORPORATION
                                BlLTWELL COMPANY, INC.
                                BRIAR, INC.
                                C.M. CLOTHING, INC.
                                C.M. OUTLET CORP.
                                CHICAGO TROUSER COMPANY, LTD.
                                COUNTRY MISS, INC.
                                COUNTRY MISS INTERNATIONAL LIMITED
                                COUNTRY SUBURBANS, INC.
                                DIRECT ROUTE MARKETING CORPORATION
                                E-TOWN SPORTSWEAR CORPORATION
                                FAIRWOOD-WELLS, INC.
                                GLENEAGLES, INC.
                                TAG APPAREL, INC. (formerly known as HENRY
                                   GRETHEL APPAREL, INC.)
                                HANDMACHER FASHIONS FACTORY OUTLET, INC.
                                HANDMACHER-VOGEL, INC.
                                HARTMARX INTERNATIONAL, INC.
                                HART SCHAFFNER & MARX
                                HART SERVICES, INC.
                                THOS. HEATH CLOTHES, INC.
                                TAG LICENSING, INC. (formerly known as HGA
                                   LICENSING, INC.)
                                HICKEY-FREEMAN CO., INC.

                                HIGGINS, FRANK & HILL, INC.
                                NOVAPPAREL, INC. (formerly known as HMXUS, INC.) HOOSIER FACTORIES, INCORPORATED
                                HSM UNIVERSITY, INC.
                                INTERCONTINENTAL APPAREL, INC.
                                INTERNATIONAL WOMEN'S APPAREL, INC.
                                JAYMAR-RUBY, INC.
                                JRSS, INC.
                                KUPPENHEIMER MEN'S CLOTHIERS DADEVILLE, INC.
                                MEN'S QUALITY BRANDS, INC.
                                NATIONAL CLOTHING COMPANY, INC.
                                106 REAL ESTATE CORP.
                                PLAID CLOTHING COMPANY, INC.
                                RECTOR SPORTSWEAR CORPORATION
                                ROBERTS INTERNATIONAL CORPORATION
                                SALHOLD, INC.
                                SEAFORD CLOTHING CO.
                                SOCIETY BRAND, LTD.
                                ROBERT SURREY, INC.
                                TAILORED TREND, INC.
                                THORNGATE UNIFORMS, INC.
                                TRADE FINANCE INTERNATIONAL LIMITED
                                UNIVERSAL DESIGN GROUP, LTD.
                                M. WILE & COMPANY, INC.
                                WINCHESTER CLOTHING COMPANY
                                YORKE SHIRT CORPORATION


                                By:  /s/ Glenn R. Morgan
                                    ------------------------------------------
                                    Glenn R. Morgan Vice President of each of
                                    the foregoing (except for Country Miss
                                    International Limited) and a Director of
                                    Country Miss International Limited

                                       LENDERS:

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       individually, as Managing Agent and
                                       as Collateral Agent

                                       By: /S/ Timothy S. Van Kirk
                                          ------------------------------------
                                       Title: Duly Authorized Signatory
                                             ---------------------------------

                                       THE BANK OF NEW YORK,
                                       individually, as Co-Agent and as Issuing
                                       Lender for the Letters of Credit (other
                                       than the Existing Letters of Credit)


                                       By: /S/ Charlotte Sohn
                                          ------------------------------------
                                       Title: Vice President
                                          ------------------------------------

                                      BANKAMERICA BUSINESS CREDIT, INC.,
                                      individually and as Co-Agent


                                      By:    /S/ [Signature Appears Here]
                                            -------------------------------
                                      Title: Vice President
                                            --------------------------------

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       individually and as Issuing Lender for
                                       Existing Letters of Credit

                                       By:    /S/ [Signature Appears Here]
                                             ----------------------------------
                                       Title: Vice President
                                             ----------------------------------

                                       MANUFACTURERS AND TRADERS TRUST COMPANY


                                       By:     /S/ Geoffrey R. Fenn
                                              --------------------------------
                                       Title:  Vice President
                                              --------------------------------

                                       HARRIS TRUST AND SAVINGS BANK


                                        By:    /S/ John M. Dillon
                                              ---------------------------
                                       Title:  VICE PRESIDENT
                                              ---------------------------

                                       THE NORTHERN TRUST COMPANY


                                       By:     /S/ Michelle M. Teteak
                                              -------------------------------
                                       Title:  VICE PRESIDENT
                                              -------------------------------

                                       THE CHASE MANHATTAN BANK


                                       By:     /S/ Susan E. Atkens
                                              ---------------------------------
                                       Title:  Vice President
                                              ---------------------------------

                                       SANWA BUSINESS CREDIT CORPORATION


                                       By:     /S/ Stanley Kaminski
                                              ----------------------------------
                                       Title:  Vice President
                                              ----------------------------------